Exhibit 23(d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 1, 2011 relating to the financial statements and financial statement schedule which appears in Tucson Electric Power Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona

November 1, 2011